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                                                                 EXHIBIT 10.19


                              THE NEW YORK TIMES COMPANY
                         DEFERRED EXECUTIVE COMPENSATION PLAN

                                      ARTICLE I

                                     INTRODUCTION

     1.1 PURPOSE OF PLAN. The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation.

     1.2 STATUS OF PLAN. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

                                      ARTICLE II

                                     DEFINITIONS

     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

     2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

     2.2  CHANGE OF CONTROL MEANS:

          (a) any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof (a "Person") (or two or more Persons acting in concert), other than any descendent (or any spouse thereof) of Iphigene Ochs Sulzberger (a "Family Member") or a beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the individual beneficiaries of which are Family Members, acquiring the power to elect a majority of the directors of The New York Times Company (the "Company") in a transaction or series of transactions not approved in advance by a vote of at least three quarters of the Continuing Directors (as defined below); or

          (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Continuing Directors") ceasing for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or a nomination for election by the Company's shareholders, was approved in advance by a vote of at least three quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the directors of the Company, as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a Continuing Director; or

          (c) approval by the stockholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by three quarters of the Continuing Directors.

     2.3 CODE means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.


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     2.4  COMPENSATION means the annual bonus of the Participant and any portion of such Participant's base salary that the ERISA Committee of the Board of Directors of the Employer, in its sole discretion, may designate from time to time. The portion of the salary included in Compensation shall be listed in Appendix A.

     For purposes of the Plan, Compensation shall be determined before giving effect to Elective Deferrals and other salary reduction amounts which are not included in the Participant's gross income under Code Sections 125, 401(k), 402(h) or 403(b).

     2.5  EFFECTIVE DATE means July 1, 1994.

     2.6 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

     2.7 ELECTIVE DEFERRAL means the portion of Compensation which is deferred by a Participant under Article IV.

     2.8 ELIGIBLE EMPLOYEE means, on the Effective Date or on any date thereafter, each employee of the Employer who is in the class of employees eligible to receive options under The New York Times Company 1991 Executive Stock Incentive Plan, whose eligibility for such options is not dependent on the achievement of specific performance measures and actually receives such options in the year prior to the year for which such employee defers any Compensation under the Plan, and who is not eligible to participate in any other non-qualified deferred compensation plan sponsored by the Employer and/or its subsidiaries and affiliates.

     2.9 EMPLOYER means The New York Times Company, any successor to all or a major portion of the Employer's assets or business which assumes the obligations of the Employer, and each other entity that is affiliated with the Employer whose employees, with the consent of the Company, are eligible, as provided under Section 2.8, to participate in the Plan.

     2.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.11 INSOLVENCY means either (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     2.12 PARTICIPANT means any Eligible Employee who participates in the Plan in accordance with Article 3.

     2.13 PLAN means The New York Times Company Deferred Executive Compensation Plan and all amendments thereto.

     2.14 PLAN ADMINISTRATOR means the person, persons or entity designated by the Employer under Article VIII to oversee the administration of the Plan and to serve as the agent for the Company with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

     2.15 PLAN YEAR means the 12-month period beginning on January 1 and ending on December 31 of each year, except for the first plan year which begins on July 1, 1994, and ends on December 31, 1994.

     2.16 RECORDKEEPER means the person(s) or entity appointed or hired by the ERISA Management Committee under Section 8.1.

     2.17 TOTAL AND PERMANENT DISABILITY means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less

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than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

     2.18 TRUST means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee. Plan assets in the trust are subject to the general creditors of The New York Times Company in the event of bankruptcy or Insolvency.

     2.19 TRUSTEE means the trustee or trustees under the Trust.

     2.20 VALUATION OPTION means the performance of the investment funds listed in Appendix B of the Plan.

                                     ARTICLE III

                                    PARTICIPATION

     3.1 COMMENCEMENT OF PARTICIPATION. Any Eligible Employee who elects to defer part of his or her Compensation in accordance with Article IV shall become a Participant in the Plan as of the date such deferrals commence in accordance with such Article.

     3.2 CONTINUED PARTICIPATION. A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account. However, future deferrals under the Plan may be made only if such Participant continues to be an Eligible Employee under the Plan.

                                      ARTICLE IV

                                  ELECTIVE DEFERRALS

     4.1 ELECTIVE DEFERRALS. An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator by the end of the first month following the Effective Date, elect to defer the receipt of a percentage or dollar amount of one or more payments of Compensation for a period of at least three Plan Years and on such terms as the ERISA Management Committee may permit. Thereafter, any Eligible Employee may elect to defer the receipt of a percentage or dollar amount of one or more payments of Compensation for a period of a least three Plan Years and on such terms as the ERISA Management Committee may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form during the annual enrollment period for the Plan as determined by the Plan Administrator. No Participant may defer more than 100% of his or her Compensation for a Plan Year. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.


     4.2 INVESTMENT ELECTION. An individual who is an Eligible Employee and elects to defer Compensation under this Plan shall elect to have his or her Account valued based on the Valuation Option represented by the performance of one or more of the investment funds listed in Appendix B of the Plan. Such Appendix B may be amended at any time by an action of the ERISA Management Committee. If a Participant does not elect a Valuation Option for any portion of his or her Account, that portion shall be valued based on the Valuation Option represented by the performance of Fund A.

                                      ARTICLE V

                                       ACCOUNTS

     5.1 ACCOUNTS. The Plan Administrator and/or the Recordkeeper shall establish an Account for each Participant reflecting his or her Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Trustee will maintain

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and invest separate asset accounts corresponding to each Participant's
Account. The Plan Administrator and/or the Recordkeeper shall establish sub-accounts for each Participant that has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide, or cause to be provided, the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, fund transfers and distributions of such Account since the prior statement.

     5.2 INVESTMENTS. The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Employer's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.

                                      ARTICLE VI

                                       VESTING

     6.1 VESTING. A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account.

                                     ARTICLE VII

                                       PAYMENTS

     7.1 ELECTION AS TO FORM OF PAYMENT. Payments to participants shall be made in annual installments over a period of 10 years commencing between January 1 and March 15 immediately following the end of the deferral period. The amount of each installment payment will equal the balance of a Participant's account immediately prior to the installment payment divided by the number of installment payments remaining to be made.

     The above notwithstanding, a Participant may elect in writing to receive his or her Elective Deferrals in one lump sum, in annual installments over a period of five years, or in annual installments over a period of fifteen years, so long as such election is made at least 13 months prior to the beginning of the 10-year installment payments.

     7.2 EXTENSION OF DEFERRAL PERIODS. A Participant may make an election in writing to extend any deferral period for at least three additional Plan Years so long as such Participant makes an election therefor at least 13 months prior to the expiration of the deferral period.

     7.3 CHANGE OF CONTROL. As soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance in a single lump sum.

     7.4 TERMINATION OF EMPLOYMENT OR DISABILITY. Upon termination of a Participant's employment for any reason other than death, the Participant's Account shall be paid to the Participant in the form of payment in effect at the time the disability or termination of employment occurs and after the expiration of each deferral period.

     The above notwithstanding, the Plan Administrator, in its sole discretion, may: (a) pay out a Participant's Account balance in one lump sum at any time prior to or after the expiration of each deferral period; (b) accelerate the beginning of payments of deferrals to any time prior to the expiration of a deferral period; and (c) revoke the deferral elections of a Participant for the year of the termination of his/her employment.

     7.5 DEATH. If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in the form elected by the Participant at the time of his or her death, provided, however, that

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the ERISA Management Committee and/or the Plan Administrator may, in their sole discretion, pay out the balance of such Participant's Account in one lump sum.

     Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

     7.6 TAXES. All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this
Article 7 shall be withheld.

                                     ARTICLE VIII

                                 PLAN ADMINISTRATION

     8.1 PLAN ADMINISTRATION AND INTERPRETATION. The ERISA Management Committee (the "Committee") shall oversee the administration of the Plan, shall serve as the agent of the Company with respect to the trust, and shall appoint a Plan Administrator and/or Recordkeeper for the day-to-day operations of the Plan. Such Plan Administrator and/or Recordkeeper shall be listed in Appendix C to this Plan. The Committee shall have complete control and authority to determine the rights and benefits under all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Committee shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. Any individual(s) serving on the Committee who is a Participant will not vote or act on any matter relating solely to himself or herself.

     8.2 COMMITTEE POWERS, DUTIES, PROCEDURES, ETC. The Committee shall have such powers and duties, may adopt such rules and regulations, may act in accordance with such procedures, may appoint such agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

     8.3 PLAN ADMINISTRATOR'S DUTIES. The Plan Administrator shall be responsible for the day-to-day operations of the Plan. His or her duties shall include, but not be limited to, the following:

          (a) Keeping track of employees eligible to participate in the Plan and the date each employee becomes eligible to participate.

          (b) Maintaining, or causing to be maintained by the Recordkeeper, Participants' Accounts, including all sub-accounts required for different contribution types and payment elections made by Participants under the Plan and any other relevant information.

          (c) Transmitting, or causing to be transmitted by the Recordkeeper, various communications to the Participant and obtaining information from Participants such as changes in investment selections.

          (d) Filing reports required by various governmental agencies.

     When making a determination or calculation, the Plan Administrator and the Recordkeeper shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

     8.4 INFORMATION. To enable the Plan Administrator and/or Recordkeeper to perform their functions, the Employer shall supply full and timely information to the Plan Administrator and/or Recordkeeper on all matters relating to the compensation of Participants, their employment, retirement,

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death, termination of employment, and such other pertinent facts as the Plan
Administrator and/or Recordkeeper may require.

     8.5 INDEMNIFICATION OF COMMITTEE AND PLAN ADMINISTRATOR. The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve on the Committee or as Plan Administrator (including any such individual who formerly served on the Committee or as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                      ARTICLE IX

                              AMENDMENT AND TERMINATION

     9.1 AMENDMENTS. The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an action of the ERISA Committee of the Board of Directors of the Employer. However, the preceding notwithstanding, the ERISA Management Committee shall have the power to amend at any time the payment provisions under Article VII of the Plan.

     9.2 TERMINATION OF PLAN. This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to
Section 9.3, by an action of the ERISA Committee of the Board of Directors. Upon termination, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or
(b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts.

     9.3 EXISTING RIGHTS. No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

                                      ARTICLE X

                                    MISCELLANEOUS

     10.1 NO FUNDING. The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

     10.2 NON-ASSIGNABILITY. None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

     10.3 LIMITATION OF PARTICIPANTS' RIGHTS. Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

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     10.4 PARTICIPANTS BOUND.  Any action with respect to the Plan taken by the
Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

     10.5 RECEIPT AND RELEASE. Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

     10.6 GOVERNING LAW. The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New York. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     10.7 HEADINGS AND SUBHEADINGS. Heading and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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                                      APPENDIX A

                                     COMPENSATION

     For the 1994 and 1995 Plan Years, Compensation shall include each Participant's annual bonus and no portion of his/her salary.

     For the 1996 Plan Year and until changed by the Committee, Compensation shall include up to 33% of base salary.

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                                      APPENDIX B

                                  VALUATION OPTIONS

For 1994 and until changed by the ERISA Management Committee, each Participant may elect to value his or her account based on the performance of one or more of the following funds:

1.   Fund A: AIM Limited Maturity Treasury

2.   Fund B: AIM Aggressive Growth

3.   Fund C: AIM Value

4.   Fund D: Merrill Lynch Federal Securities

5.   Fund E: Merrill Lynch Capital

6.   Fund F: Templeton Foreign

7.   Fund G: Merrill Lynch Global Allocation

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                                      APPENDIX C

                         PLAN ADMINISTRATOR AND RECORD KEEPER

1.1  PLAN ADMINISTRATOR

     For the Plan Year 1995, and until removed, the Plan Administrator shall be Phil Ryan.

     For the Plan Year 1997, and until removed, the Plan Administrator shall be Diane Zubalsky.

1.2  RECORDKEEPER

     For the Plan Year 1994, and until removed, the Recordkeeper shall be Actuarial Information Management Systems.


     From June 1, 1996, and thereafter until removed, the Recordkeeper shall be Merrill Lynch

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